Exhibit 5.1

September 3, 2025
101 S. Capitol Boulevard, Suite 1900
Mawson Infrastructure Group Inc.	Boise, Idaho 83702
950 Railroad Avenue	T: 208.389.9000
Midland, PA 15059

Re: Mawson Infrastructure Group Inc. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel to Mawson Infrastructure Group Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), pursuant to which the Company is registering securities under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the proposed issuance and sale by the Company, from time to time, pursuant to Rule 415 under the Securities Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”), of up to a $50,000,000 aggregate offering price of securities of the Company (each a “Security” and collectively, the “Securities”), comprising:

●	shares of common stock, $0.001 par value per share (the “Common Stock”);

●	shares of preferred stock, $0.001 par value per share (the “Preferred Stock”);

●	debt securities in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company and the Company, in the form filed as Exhibit 4.3 to the Registration Statement, as such indenture may be amended or supplemented from time to time (each, an “Indenture”);

●	warrants to purchase Common Stock, Preferred Stock, and/or Debt Securities (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, between the Company and a warrant agent to be selected by the Company (each, a “Warrant Agreement”); and

●	units composed of one or more Debt Securities, shares of Common Stock, shares of Preferred Stock or Warrants, in any combination (the “Units”), which may be issued under unit agreements, to be dated on or about the date of the first issuance of the applicable Units thereunder, between the Company and a unit agent to be selected by the Company (each, a “Unit Agreement”).

This opinion is being rendered in connection with the filing of the Registration Statement with the Commission. All capitalized terms used herein and not otherwise defined have the respective meanings given to them in the Registration Statement.

September 3, 2025

In connection with this opinion, we have examined the Company’s Certificate of Incorporation and Bylaws, each as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company’s officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies.

In our capacity as counsel to the Company in connection with the registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal and Delaware laws, in the manner presently proposed.

The opinions set forth below are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion (x) concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws, or (y) with respect to whether acceleration of any Debt Securities may affect the ability to collect any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be appropriate. We have assumed that (i) the Indenture will be duly authorized, executed, and delivered by the respective trustees thereunder and the Warrant Agreement and Unit Agreement will be duly authorized, executed, and delivered by the warrant agent and unit agent, respectively, thereunder, (ii) that each of the Debt Securities and the applicable Indenture governing such Securities will be governed by the internal laws of the State of New York, and (iii) that the Securities will be issued in conformity with applicable agreements. With respect to our opinion as to the Common Stock and Securities convertible into or exercisable for shares of Common Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Common Stock are authorized and available for issuance under the Company’s Certificate of Incorporation as then in effect and that the consideration for the issuance and sale of the Common Stock (or Preferred Stock or Debt Securities convertible into Common Stock or Warrants exercisable for Common Stock or any Units including such Securities) is in an amount that is not less than the par value of the Common Stock. With respect to our opinion as to the Preferred Stock and Securities convertible into or exercisable for shares of Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock are authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or Debt Securities convertible into Preferred Stock or Warrants exercisable for Preferred Stock or any Units including such Securities) is in an amount that is not less than the par value of the Preferred Stock. We have also assumed that any Warrants and Units offered under the Registration Statement, and the related Warrant Agreement and Unit Agreement, as applicable, will be executed in the forms to be filed as exhibits to the Registration Statement or incorporated by reference therein. We have not independently verified any of the foregoing assumptions.

September 3, 2025

We have assumed that, at or prior to the time of the issuance, sale or delivery of any Security: (i) the issuance of the Security will be specifically authorized for issuance by resolutions adopted by the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”); (ii) the Company will be validly existing as a corporation in good standing under the laws of the State of Delaware; (iii) the Registration Statement will have been declared effective and such effectiveness shall not have been terminated or rescinded; (iv) the terms of the issuance and sale of such Security will conform with the Company’s then operative Certificate of Incorporation and Bylaws; (v) the terms of the Security will conform to any agreements governing the terms thereof and will not violate any applicable law or result in a default under or breach of any agreement or instrument then binding on the Company; (vi) if the Security will be sold pursuant to a purchase, sale, distribution, underwriting or similar agreement (an “Underwriting Agreement”), such Underwriting Agreement, in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto or to a Current Report on Form 8-K, will have been duly authorized, executed and delivered by the Company and the other parties thereto; and (vii) there shall not have occurred any change in law affecting the validity or enforceability of such Security. We also have assumed that the terms of any Security established after the date hereof and the issuance, execution, delivery and performance by the Company of any such Security (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene or violate, or constitute a default under or breach of, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

This opinion is to be used only in connection with the offer and sale of Securities while the Registration Statement is effective under the Securities Act.

Our opinion is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware and, as to the Debt Securities constituting valid and legally binding obligations of the Company, solely with respect to the laws of the State of New York. Without limiting the generality of the foregoing, we express no opinion with respect to (i) the qualification of the Securities under the securities or “Blue Sky” laws of any state or any foreign jurisdiction or (ii) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon the foregoing, we are of the opinion that:

1. With respect to the Common Stock, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) an appropriate Prospectus Supplement with respect to the applicable shares of Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) any applicable Underwriting Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Common Stock has been issued and sold as contemplated by the Registration Statement, the Prospectus included therein, the Prospectus Supplement applicable thereto and, if applicable, the Underwriting Agreement, and (v) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Common Stock will be validly issued, fully paid and nonassessable.

2. With respect to the Preferred Stock, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) an appropriate Certificate or Certificates of Amendment or Designation relating to a class or series of the Preferred Stock to be sold under the Registration Statement has been duly authorized and adopted and filed with the Secretary of State of the State of Delaware prior to the issuance of the Preferred Stock, (iii) an appropriate Prospectus Supplement with respect to the applicable shares of Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) any applicable Underwriting Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) shares of such class or series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement, the Prospectus included therein, the Prospectus Supplement applicable thereto and, if applicable, the Underwriting Agreement, and (vi) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Preferred Stock will be validly issued, fully paid and nonassessable.

September 3, 2025

3. With respect to the Debt Securities, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Indenture has been duly authorized, executed and delivered by the Company and the respective trustees thereunder, (iii) an appropriate Prospectus Supplement with respect to the applicable Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) any applicable Underwriting Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture; (vi) such Debt Securities have been duly executed and authenticated in accordance with the Indenture and issued and sold as contemplated in the Registration Statement, the Prospectus included therein, the Prospectus Supplement applicable thereto and, if applicable, the Underwriting Agreement, (vii) the Indenture relating to the Debt Securities has been qualified under the Trust Indenture Act of 1939, as amended, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Debt Securities will constitute binding obligations of the Company.

4. With respect to the Warrants, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered by the Company and the warrant agent thereunder, (iii) an appropriate Prospectus Supplement with respect to the applicable Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) any applicable Underwriting Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus included therein, the Prospectus Supplement applicable thereto and, if applicable, the Underwriting Agreement, and (vi) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Warrants will constitute binding obligations of the Company.

5. With respect to the Units, when (i) specifically authorized for issuance by the Authorizing Resolutions, (ii) the Unit Agreement relating to the Units has been duly authorized, executed, and delivered by the Company and the unit agent thereunder, (iii) an appropriate Prospectus Supplement with respect to the applicable Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) any applicable Underwriting Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the Units have been duly executed and countersigned in accordance with the Unit Agreement and issued and sold as contemplated by the Registration Statement, the Prospectus included therein, the Prospectus Supplement applicable thereto and, if applicable, the Underwriting Agreement, and (vi) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Units will constitute binding obligations of the Company.

We consent to your filing this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the Prospectus which forms part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very Truly Yours,

/s/ Stoel Rives LLP

Stoel Rives LLP